      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2002

                                                      REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                IDEX CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                              36-3555336
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER)
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                                 630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 498-7070
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               WAYNE P. SAYATOVIC
            SENIOR VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER
                                IDEX CORPORATION
                                 630 DUNDEE ROAD
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 498-7070
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               -------------------



                                   COPIES TO:

                          CHRISTOPHER D. LUEKING, ESQ.
                                LATHAM & WATKINS
                             233 SOUTH WACKER DRIVE
                                   SUITE 5800
                             CHICAGO, ILLINOIS 60606
                                 (312) 876-7700
                               -------------------


 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

                                                            AMOUNT TO BE     PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES                         REGISTERED     OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION FEE
           TO BE REGISTERED                                                    SECURITY (1)         PRICE (1)
Common Stock, par value $.01 per share ..............     2,939,199 shares        $35.91         $105,546,636.10         $9,711

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, as amended, based upon the average of the high and low trading prices of the common stock on the New York Stock Exchange on March 1, 2002.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED.


                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MARCH 8, 2002

PROSPECTUS


                                2,939,199 Shares




                                IDEX CORPORATION
                                  Common Stock
                                  ------------


         This prospectus relates to 2,939,199 shares of our common stock that may be offered for sale or otherwise transferred from time to time by the selling shareholder.

         The selling shareholder may offer its shares of common stock from time to time through public or private transactions, on or off of the New York Stock Exchange or the Chicago Stock Exchange, at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholder.

         Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "IEX." The last reported sale price of our common stock on the New York Stock Exchange on March 7, 2002 was $36.80 per share.

                            -------------------------

         These securities have not been approved or disapproved by the Securities and Exchange Commission or any State Securities commission nor has the Securities and Exchange commission or any state securities commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            -------------------------


                     The date of this prospectus is , 2002.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Cautionary Statement Regarding Forward-Looking Statements.............       3
The Company...........................................................       4
Use Of Proceeds.......................................................       5
Selling Shareholder...................................................       5
Plan Of Distribution..................................................       6
Legal Matters.........................................................       6
Experts...............................................................       7
Where You Can Find More Information...................................       7
Incorporation Of Certain Documents By Reference.......................       7

                                ----------------

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling shareholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholder is not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities. Our business, financial condition, results of operations and prospects may have changed since that date.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, including the documents that are incorporated by reference as set forth in "Information Incorporated by Reference," contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended (the "Securities Act") and Section 21E of the Exchange Act of 1934, as amended (the "Exchange Act"). Such statements relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "management believes," "the company believes," "the company intends" and similar words or phrases. Such statements are subject to inherent uncertainties and risks which could cause actual results to differ materially from those anticipated as of the date of this prospectus. The risks and uncertainties include, but are not limited to, the following:

         - economic and political consequences resulting from the September 11, 2001 terrorist attacks;

         - levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs we typically maintain;

         - our ability to integrate and operate acquired businesses on a profitable basis;

         - the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness;

         -        interest rates;

         - our utilization of our capacity and the effect of capacity utilization on costs;

         -        labor market conditions and materials costs; and

         - developments with respect to contingencies, such as litigation and environmental matters.

         The forward-looking statements included herein are only made as of the date of this prospectus and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   THE COMPANY

         Unless the context requires otherwise, the references to "we," "us," "our," "the Company," or "IDEX" refer collectively to IDEX Corporation and its subsidiaries.

         We manufacture an extensive array of proprietary, engineered industrial products sold to customers in a variety of industries around the world. We believe that each of our principal business units holds the number-one or number-two market share position in each unit's niche market. We also believe that our consistent financial performance has been attributable to the manufacture of quality proprietary products designed and engineered by us, coupled with our ability to identify and successfully integrate strategic acquisitions. IDEX consists of three reportable business segments: Pump Products Group, Dispensing Equipment Group, and Other Engineered Products Group.

PUMP PRODUCTS GROUP

         The Pump Products Group designs, produces and distributes a wide variety of industrial pumps, compressors, flow meters and related controls for the movement of liquids, air and gases. The devices and equipment produced by this group are used by a large and diverse set of industries, including chemical processing, machinery, water treatment, medical equipment, liquid petroleum distribution, oil and refining, and food and drug processing. In 2001, the six business units that comprised this group were Gast Manufacturing, Liquid Controls, Micropump, Pulsafeeder, Viking Pump and Warren Rupp. The group accounted for 59% of sales and 61% of operating income in 2001, with 37% of sales shipped to customers outside the U.S.

DISPENSING EQUIPMENT GROUP

         The Dispensing Equipment Group produces highly engineered equipment for dispensing, metering and mixing colorants, paints, inks, dyes; refinishing equipment; and centralized lubrication systems. This proprietary equipment is used in a variety of retail and commercial industries around the world. These units provide equipment, systems, and service for applications such as tinting paints and coatings; providing industrial and automotive refinishing equipment; and the precise lubrication of machinery and transportation equipment. In 2001, the three business units that comprised this group were FAST, Fluid Management and Lubriquip. The group accounted for 19% of sales and 14% of operating income in 2001, with 57% of sales shipped to customers outside the U.S.

OTHER ENGINEERING PRODUCTS GROUP

         The Other Engineered Products Group manufactures engineered banding and clamping devices, fire fighting pumps and rescue tools and other components and systems for the fire and rescue industry. The high-quality stainless steel bands, buckles and preformed clamps and related installation tools are used in a wide variety of "hold together" industrial commercial applications. The group also includes the world's leading manufacturer of truck-mounted fire pumps and rescue tool systems used by public and private fire and rescue organizations. In 2001, the two units that comprised this group were Band-It and Hale Products. The group accounted for 22% of sales and 25% of operating income in 2001, with 41% of sales shipped to customers outside the U.S.

                                   OUR ADDRESS

         Our principal executive office is located at 630 Dundee Road, Northbrook, Illinois 60062 and our telephone number at that address is (847) 498-7070. Our Internet address is http://www.idexcorp.com. The contents of our website are not part of this prospectus.

                                 USE OF PROCEEDS

         All of the shares of common stock offered by this prospectus are being offered by the selling shareholder. For information about the selling shareholder, see "Selling Shareholder." We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

                               SELLING SHAREHOLDER

         We originally issued and sold the 2,939,199 shares of common stock covered by this prospectus to IDEX Associates, L.P. in a transaction exempt from the registration requirements of the Securities Act. The shareholder named below may from time to time offer and sell pursuant to this prospectus any and all of the common stock. Our registration of the common stock held by the selling shareholder does not necessarily mean that the selling shareholder will sell all or any of the shares of common stock.

         The following table sets forth, to our knowledge, with respect to the selling shareholder (i) the number of shares of common stock beneficially owned as of March 7, 2002 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold in this offering, and
(iii) the number of shares of common stock which will be owned after the offering, assuming the sale of all the shares of common stock offered hereby:

                                   SHARES OF COMMON STOCK         NUMBER OF SHARES OF COMMON          SHARES OF COMMON STOCK TO
     SELLING SHAREHOLDER         OWNED PRIOR TO THE OFFERING         STOCK OFFERED HEREBY          BE OWNED AFTER THE OFFERING (1)
     -------------------         ---------------------------      --------------------------       -------------------------------
IDEX Associates, L.P. (2)                  2,939,199                      2,939,199                                0

-------------

(1) For purposes of this table, we have assumed that the selling shareholder will sell all shares covered by this prospectus.

(2) IDEX Associates, L.P. is a limited partnership of which KKR Associates, L.P. is the sole general partner and possesses sole voting and investment power. KKR Associates, L.P. is a limited partnership of which Henry R. Kravis, George R. Roberts, Paul E. Raether and Michael
         F. Tokarz (each of whom is currently a director of the Company) and Messrs. Edward A. Gilhuly, Perry Golkin, James H. Greene, Jr., Robert
         I. MacDonnell, Michael W. Michelson and Scott M. Stuart are general partners. Such persons may be deemed to share beneficial ownership of the shares shown as beneficially owned by IDEX Associates, L.P. All of the foregoing persons disclaim beneficial ownership of any shares of the company listed above as beneficially owned by IDEX Associates, L.P.

         Except as noted above, the selling shareholder has not had, within the past three years, any position, office, or other material relationship with IDEX or any of its affiliates. The selling shareholder identified above may have sold, transferred, or otherwise disposed of a portion of its common stock since the date on which it provided information regarding its common stock in a transaction exempt from the registration requirements of the Securities Act.

         Only the selling shareholder identified above who beneficially owns the common stock set forth opposite its name in the foregoing table on the effective date of the registration statement of which this prospectus forms a part may sell common stock pursuant to the registration statement.

         Pursuant to a registration rights agreement entered into by the selling shareholder, KKR Associates, L.P. (together with the selling shareholder, the "KKR Entities") and us, the KKR Entities have the right, under certain circumstances and subject to certain conditions, to require us to register under the Securities Act the shares of common stock held by the KKR Entities. Such registration rights will generally be available to the KKR Entities until registration is no longer required to enable them to resell their common stock. IDEX Associates has exercised their rights under this registration rights agreement and requested that we register the shares of common stock covered by this prospectus. The registration rights agreement provides, among other things, that we will pay all expenses in connection with any such registration, other than underwriting discounts and selling commissions.

                              PLAN OF DISTRIBUTION

         The purpose of this prospectus is to permit the selling shareholder or its pledgees, donees, transferees or other successors in interest (collectively, the "selling shareholder") to offer for sale or to sell shares of common stock covered by this prospectus at such time and at such prices as each, in its sole discretion, chooses. We will not receive any of the proceeds from these offerings or sales.

         The selling shareholder may sell or distribute some or all of its shares from time to time through dealers or brokers or other agents or directly to one or more purchasers in transactions (which may involve crosses and block transactions) on the New York Stock Exchange or other exchanges on which our common stock may be listed for trading, in privately negotiated transactions (including sales pursuant to pledges) or in the over-the-counter market, or in brokerage transactions, or in a combination of these transactions. In addition, the selling shareholder may sell or distribute some or all of its shares of common stock in a transaction involving an underwriter. Such transactions may be effected by the selling shareholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, or their agents participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling shareholder (and, if they act as agent for the purchaser of the shares, from the purchaser). Such discounts, concessions or commissions as to a particular broker, dealer or other agent might be in excess of those customary in the type of transaction involved.

         If the applicable law requires, we will provide a supplement to this prospectus to disclose the specific shares to be sold, the public offering price of the shares to be sold, the names of any agents, dealers or underwriters employed by the selling shareholder in connection with such sale, and any applicable commissions or discounts with respect to a particular offer.

         The selling shareholder and any such brokers, dealers or other agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such brokers, dealers or other agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         In connection with the offer and sale of the shares of common stock by the selling shareholder, various state securities laws and regulations require that any such offer and sale should be made only through the use of a broker-dealer registered as such in any state where a selling shareholder engages such broker-dealer and in any state where such broker-dealer intends to offer and sell shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of common stock offered hereby may not simultaneously engage in market activities with respect to common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sale of any of the shares by the selling shareholder. All of the foregoing may affect the marketability of the shares offered hereby.

         We will pay all expenses of the registration of the offered securities, including Commission filing fees and expenses of compliance with state securities or "blue sky" laws. The selling shareholder will pay any underwriting discounts and selling commissions. The selling shareholder will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act. The selling shareholder will indemnify us against certain civil liabilities, including certain liabilities under the Securities Act.

         The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

                                  LEGAL MATTERS

         The validity of the common stock will be passed upon by Latham & Watkins, Chicago, Illinois.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K, of IDEX Corporation for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common shares are listed on the New York and Chicago Stock Exchanges. We also file information with The New York Stock Exchange. These reports, proxy statements and other information may be read and copied at 20 Broad Street, New York, New York 10005. We also file information with the Chicago Stock Exchange. These reports, proxy statements and other information may be read and copied at One Financial Plaza, 440 South LaSalle Street, Chicago, Illinois 60605. You can also request copies of these documents upon payment of a duplication fee by writing to the SEC.

         This prospectus, which constitutes a part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act of 1933, omits certain information contained in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to IDEX Corporation and the shares of common stock offered hereby. Furthermore, statements contained in this prospectus or in any document incorporated in this prospectus by reference regarding any contract or other document are not necessarily complete, and, in each instance, you should refer to the copy of the contract or other document filed with the Commission as an exhibit to the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In this prospectus we have incorporated by reference certain reports and other information we have filed, or will file, with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents filed with the SEC by us pursuant to the Exchange Act are incorporated herein by reference until all of the securities covered hereby are sold or this offering is terminated:

         -        our Annual Report on Form 10-K for the year ended December 31,
                  2001;

         -        our Proxy Statement on Form 14-A, filed on March 4, 2002;

         - the description of our common stock contained in our Registration Statement on Form 8-A filed on April 19, 1996 (File No. 1-10235) pursuant to Section 12 of the Exchange Act; and

         -        all other documents subsequently filed by us pursuant to
                  Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of all common shares to which this prospectus relates, which shall be deemed to be a part hereof from the date of filing of such documents.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         IDEX Corporation, 630 Dundee Road, Northbrook, Illinois 60062,
Attention: Wayne P. Sayatovic, Senior Vice President - Finance and Chief Financial Office, Telephone: (847) 498-7070.

--------------------------------------------------------------------------------
No dealer, salesman, or other person has been authorized to give any information or to make any representation, other than those contained in this prospectus, in connection with the offering made by this prospectus and information or representations not herein contained, if given or made, must not be called upon as having been authorized. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby. Neither the delivery of this prospectus nor any sales made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
--------------------------------------------------------------------------------


                                2,939,199 SHARES

                                IDEX CORPORATION

                                  COMMON STOCK


                                 --------------
                                   PROSPECTUS
                                 --------------


                                     , 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. IDEX Corporation has agreed to pay all fees and expenses incident to the registration of this offering, other than sales commissions, discounts and applicable transfer taxes. All fees and expenses with an "*" will be completed by amendment.

            SEC registration fee.................................   $9,711
            Legal fees and expenses..............................      *
            Accounting fees and expenses.........................      *
            EDGAR formatting and related expenses................      *
            Miscellaneous expenses...............................      *
                                                                     -----
                 Total...........................................      *

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation Law and Article III,
Section 13 of the Company's Amended and Restated By-Laws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of the Company's Amended and Restated By-Laws.

         In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he or she was a party as a result of such relationship, if he or she acted in good faith, and in the manner he or she believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

         Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Company's Board of Directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he or she will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized by the Company's Amended and Restated By-Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's Board of Directors deems appropriate.

         The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the Company's Amended and Restated By-Laws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of the Company's Amended and Restated By-Laws is not paid in full within ninety
(90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         The Company's Board of Directors may authorize, by a vote of a majority of a quorum of the Company's Board of Directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of
Section 13 of the Company's Amended and Restated By-Laws. The Company's Board of Directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Company's Board of Directors so determines, greater than those provided for in Section 13 of the Company's Amended and Restated By-Laws.

         The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

         The Company has entered into contracts with each of its officers and directors requiring the Company to indemnify such persons and advance litigation expenses to such persons to the fullest extent permitted by applicable law. The contracts also require the Company to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending a determination of entitlement thereunder, and (iii) demonstrate, in any action brought thereunder, that such officer or director was not entitled to indemnification under applicable law.

         The registration rights agreement between the Company and the selling shareholder relating to the common stock requires the Company, on the one hand, and the the selling shareholder, on the other hand, under certain circumstances, to indemnify each other and their respective officers and directors against certain liabilities, including liabilities under the Securities Act, incurred in connection with the registration of such securities.

ITEM 16. EXHIBITS.

         The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of IDEX Corporation under the Securities Act or the Exchange Act as indicated in parenthesis:

EXHIBIT
   NO.                                DESCRIPTION
3.1           Restated Certificate of Incorporation of IDEX Corporation
              (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 of IDEX et al.,
              Registration N. 33-21205, as filed on April 21, 1988).

3.1(a)        Amendment to Restated Certificate of Incorporation of IDEX
              Corporation (formerly HI, Inc.) (incorporated by reference to
              Exhibit No. 3.1(a) to the Quarterly Report of IDEX on Form 10-Q for the quarter ended March 31, 1996, Commission File No.
              1-10235).

3.2 Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit to Exhibit 3.2 to Post-Effective Amendment
              No. 2 to the Registration Statement on Form S-1 of IDEX, et al.,
              Registration No. 33-21205, as filed on July 17, 1989).

3.2(a)        Amended and Restated Article III, Section 13 of the Amended and
              Restated By-Laws of IDEX Corporation (incorporated by reference to
              Exhibit 3.2(a) to Post-Effective Amendment to the Registration
              Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on February 12, 1990).

4.1           Restated Certificate of Incorporation and By-Laws of IDEX
              Corporation (filed as Exhibits 3.1 through 3.2(a)).

4.2           Specimen of Certificate of Common Stock of IDEX Corporation
              (incorporated by reference to Exhibit No. 4.3 to the Registration
              Statement on Form S-2 of IDEX, et al., Registration No. 33-42208, as filed on September 16, 1991).

5.1 Opinion of Latham & Watkins as to the validity of the common stock.

10.1          Registration Rights Agreement, dated January 22, 1988, among IDEX,
              KKR Associates and IDEX Associates, relating to the Common Stock
              (Incorporated by reference to Exhibit No. 10.8 to the Registration
              Statement on Form S-1 of IDEX Corporation, et al, Registration No.
              33-21205, as filed on April 21, 1988).

23.1          Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Latham & Watkins (included in the opinion filed as Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 17. UNDERTAKINGS

     (a) The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by IDEX Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of IDEX Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions set forth in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy as expressed in the Act to a court of appropriate jurisdiction and will be governed by the final adjudication of such issue.

     The registrant hereby further undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, IDEX certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northbrook, State of Illinois, on March 8, 2002.


                                         IDEX CORPORATION


                                         By      /s/ Wayne P. Sayatovic
                                             ----------------------------------
                                                     Wayne P. Sayatovic
                                              Senior Vice President - Finance
                                                and Chief Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis K. Williams and Wayne P. Sayatovic or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.



      SIGNATURE                         TITLE                          DATE

/s/ Dennis K. Williams  Chairman of the Board, President, Chief
----------------------  Executive Officer (Principal Executive
  Dennis K. Williams    Officer) and Director                      March 8, 2002

/s/ Wayne P. Sayatovic  Senior Vice President - Finance and
----------------------  Chief Financial Officer (Principal         March 8, 2002
  Wayne P. Sayatovic    Financial and Accounting Officer)

 /s/ Bradley J. Bell
----------------------  Director                                   March 8, 2002
   Bradley J. Bell

 /s/ Richard E. Heath
----------------------  Director                                   March 8, 2002
   Richard E. Heath

 /s/ Gregory B. Kenny
----------------------   Director                                  March 8, 2002
   Gregory B. Kenny

 /s/ Henry R. Kravis
----------------------   Director                                  March 8, 2002
   Henry R. Kravis

 /s/ William H. Luers
----------------------   Director                                  March 8, 2002
   William H. Luers

 /s/ Paul E. Raether
----------------------   Director                                  March 8, 2002
   Paul E. Raether

 /s/ George R. Roberts
----------------------   Director                                  March 8, 2002
  George R. Roberts

 /s/ Neil A. Springer
----------------------   Director                                  March 8, 2002
   Neil A. Springer

/s/ Michael T. Tokarz
----------------------   Director                                  March 8, 2002
  Michael T. Tokarz

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3


EXHIBIT
   NO.                          DESCRIPTION
3.1           Restated Certificate of Incorporation of IDEX Corporation
              (formerly HI, Inc.) (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 of IDEX et al.,
              Registration N. 33-21205, as filed on April 21, 1988).

3.1(a)        Amendment to Restated Certificate of Incorporation of IDEX
              Corporation (formerly HI, Inc.) (incorporated by reference to
              Exhibit No. 3.1(a) to the Quarterly Report of IDEX on Form 10-Q for the quarter ended March 31, 1996, Commission File No.
              1-10235).

3.2 Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit to Exhibit 3.2 to Post-Effective Amendment
              No. 2 to the Registration Statement on Form S-1 of IDEX, et al.,
              Registration No. 33-21205, as filed on July 17, 1989).

3.2(a)        Amended and Restated Article III, Section 13 of the Amended and
              Restated By-Laws of IDEX Corporation (incorporated by reference to
              Exhibit 3.2(a) to Post Effective Amendment to the Registration
              Statement on Form S-1 of IDEX, et al., Registration No. 33-21205, as filed on February 12, 1990).

4.1           Restated Certificate of Incorporation and By-Laws of IDEX
              Corporation (filed as Exhibits 3.1 through 3.2(a)).

4.2           Specimen of Certificate of Common Stock of IDEX Corporation
              (incorporated by reference to Exhibit No. 4.3 to the Registration
              Statement on Form S-2 of IDEX, et al., Registration No. 33-42208, as filed on September 16, 1991).

5.1 Opinion of Latham & Watkins as to the validity of the common stock.

10.1          Registration Rights Agreement, dated January 22, 1988, among IDEX,
              KKR Associates and IDEX Associates, relating to the Common Stock
              (Incorporated by reference to Exhibit No. 10.8 to the Registration
              Statement on Form S-1 of IDEX Corporation, et al, Registration No.
              33-21205, as filed on April 21, 1988).

23.1          Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Latham & Watkins (included in the opinion filed as Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).